FOR IMMEDIATE RELEASE	New York, NY (April 21, 2017)

Interpublic Announces First Quarter 2017 Results

•	First quarter reported revenue increase of 0.7% and organic revenue increase of 2.7%; effect of FX on reported growth was negative 1.0% and impact of net divestitures was negative 1.0%

•	Operating income increase of 29% to $29.7 million, compared to $23.0 million a year ago, in seasonally small first quarter

•	Reported diluted earnings per share was $0.05, compared to $0.01 per basic and diluted share in the prior year period

•	Management confirms that the company remains well-positioned to achieve 2017 financial targets

Summary

Revenue

•
First quarter 2017 revenue increased 0.7% to $1.75 billion, compared to $1.74 billion in the first quarter of 2016, with an organic revenue increase of 2.7% compared to the prior-year period. This was comprised of an organic increase of 2.9% in the U.S. and 2.2% internationally.

Operating Results

•	Operating income in the first quarter of 2017 was $29.7 million, compared to $23.0 million in 2016.

•	Operating margin was 1.7% for the first quarter of 2017, compared to 1.3% in 2016.

Net Results

•	Income tax benefit in the first quarter of 2017 was $2.1 million on income before income taxes of $14.8 million.

•
First quarter 2017 net income available to IPG common stockholders was $21.5 million, resulting in earnings of $0.05 per basic and diluted share. This compares to net income available to IPG common stockholders a year ago of $5.4 million, resulting in earnings of $0.01 per basic and diluted share.

"Against very challenging comparisons, we showed solid organic revenue growth in the quarter, with contributions from across our agencies and all marketing disciplines. Operating margin increased

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

40 basis points compared to last year’s first quarter. Underlying this performance is the excellence of our people. Outstanding consumer insights, industry-leading creativity, top tier digital capabilities, and the delivery of efficient and precisely targeted communications have all become hallmarks of the agencies in our portfolio. By continuing to deliver integrated ‘open architecture’ solutions and increasing investment in our holistic data platform, we will ensure that we stay highly relevant in today’s complex marketing landscape," said Michael I. Roth, Interpublic's Chairman and CEO.

“The first quarter is seasonally small for us, but our first quarter results are consistent with the view we had coming into the year, and the tone of the business remains sound. We therefore believe we are well positioned to achieve our full year targets of organic revenue in the 3% to 4% range, as well as to improve operating margin by an additional 50 basis points relative to 2016 levels. Combined with the strength of our balance sheet and our commitment to capital return, that means there is significant potential at IPG for further value creation and enhanced shareholder value,” concluded Mr. Roth.

Operating Results

Revenue
Revenue of $1.75 billion in the first quarter of 2017 increased 0.7% compared with the same period in 2016. During the quarter, the effect of foreign currency translation was negative 1.0%, the impact of net divestitures was negative 1.0%, and the resulting organic revenue increase was 2.7%.

Operating Expenses
Total operating expenses increased 0.3% in the first quarter of 2017 from a year ago, compared with revenue growth of 0.7%.

During the first quarter of 2017, salaries and related expenses were $1.28 billion, an increase of 0.5% compared to the same period in 2016.

Staff cost ratio, which is total salaries and related expenses as a percentage of total revenue, was 72.7% in the first quarter of 2017 compared to 72.8% in the same period in 2016.

During the first quarter of 2017, office and general expenses were $448.8 million, a decrease of 0.3% compared to the same period in 2016.

Office and general expenses were 25.6% of total revenue in the first quarter of 2017 compared to with 25.8% a year ago.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Non-Operating Results and Tax
Net interest expense of $15.7 million decreased by $1.1 million in the first quarter of 2017 compared to the same period in 2016.

The income tax benefit in the first quarter of 2017 was $2.1 million on income before income taxes of $14.8 million, compared to a benefit of $15.6 million on loss before income taxes of $13.0 million in the same period in 2016. Our income tax benefit was driven by our mix of profit and loss by tax jurisdiction around the world and the excess tax benefit of share-based compensation, against our seasonally small first quarter pre-tax earnings.

Balance Sheet
At March 31, 2017, cash, cash equivalents and marketable securities totaled $778.1 million, compared to $1.10 billion at December 31, 2016 and $680.3 million at March 31, 2016. Total debt was $1.92 billion at March 31, 2017, compared to $1.69 billion at December 31, 2016.

Share Repurchase Program and Common Stock Dividend
During the first quarter of 2017, the company repurchased 2.3 million shares of its common stock at an aggregate cost of $55.0 million and an average price of $23.85 per share, including fees.

During the first quarter of 2017, the company declared and paid a common stock cash dividend of $0.18 per share, for a total of $70.9 million.

For more information concerning the company's financial results, please refer to the accompanying slide presentation available on our website, www.interpublic.com.

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About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include BPN, Craft, FCB (Foote, Cone & Belding), FutureBrand, Golin, Huge, Initiative, Jack Morton Worldwide, MAGNA, McCann, Momentum, MRM//McCann, MullenLowe Group, Octagon, R/GA, UM and Weber Shandwick. Other leading brands include Avrett Free Ginsberg, Campbell Ewald, Carmichael Lynch, Deutsch, Hill Holliday, ID Media and The Martin Agency. For more information, please visit www.interpublic.com.

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Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management's beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients' financial condition and on our business or financial condition;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FIRST QUARTER REPORT 2017 AND 2016 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three months ended March 31,
	2017	2016	Fav. (Unfav.) % Variance
Revenue:
United States	$1,111.8	$1,091.2	1.9%
International	642.1	650.8	(1.3)%
Total Revenue	1,753.9	1,742.0	0.7%

Operating Expenses:
Salaries and Related Expenses	1,275.4	1,268.8	(0.5)%
Office and General Expenses	448.8	450.2	0.3%
Total Operating Expenses	1,724.2	1,719.0	(0.3)%
Operating Income	29.7	23.0	29.1%
Operating Margin %	1.7%	1.3%

Expenses and Other Income:
Interest Expense	(20.9)	(22.6)
Interest Income	5.2	5.8
Other Income (Expense), Net	0.8	(19.2)
Total (Expenses) and Other Income	(14.9)	(36.0)

Income (Loss) Before Income Taxes	14.8	(13.0)
Benefit of Income Taxes	(2.1)	(15.6)
Income of Consolidated Companies	16.9	2.6
Equity in Net Income of Unconsolidated Affiliates	1.2	0.1
Net Income	18.1	2.7
Net Loss Attributable to Noncontrolling Interests	3.4	2.7
Net Income Available to IPG Common Stockholders	$21.5	$5.4

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.05	$0.01
Diluted	$0.05	$0.01

Weighted-Average Number of Common Shares Outstanding:
Basic	391.7	400.6
Diluted	399.3	409.3

Dividends Declared Per Common Share	$0.18	$0.15

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended March 31, 2016
	As Reported	Losses on Sales of Businesses	Valuation Allowance Reversals	Adjusted Results [1]
(Loss) Income Before Income Taxes	$(13.0)	$(16.3)		$3.3
Benefit of Income Taxes	15.6	0.4	$12.2	3.0
Equity in Net Income of Unconsolidated Affiliates	0.1			0.1
Net Loss Attributable to Noncontrolling Interests	2.7			2.7
Net Income Available to IPG Common Stockholders	$5.4	$(15.9)	$12.2	$9.1

Weighted-Average Number of Common Shares Outstanding - Basic	400.6			400.6
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	8.7			8.7
Weighted-Average Number of Common Shares Outstanding - Diluted	409.3			409.3

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.01	$(0.04)	$0.03	$0.02
Diluted	$0.01	$(0.04)	$0.03	$0.02

[1] The effect of the adoption of the Financial Accounting Standards Board Accounting Standards Update 2016-09, which was previously included in this table in 2016, has now been removed as the effect of the adoption is reflected in both periods.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax